Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2021, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. incorporated by reference in the Registration Statement on Form S-4 of Old National Bancorp (No. 333-257536) as amended by this Post-Effective Amendment No. 1 on Form S-8.

/s/Ernst & Young LLP

Chicago, Illinois
February 16, 2022